United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

FORM 8-K/A
Amendment No. 1

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2005

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	000-16594	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

EXPLANATORY NOTE

        This Form 8-K/A (the “Form 8-K/A”) is an amendment to the Current Report of Form 8-K of MTS Medication Technologies, Inc., dated February 2, 2005 (the “Form 8-K”). The purpose of the Form 8-K/A is to correct two typographical errors appearing in Item 7.01 and Item 9.01 to the Form 8-K. Item 7.01 of Form 8-K disclosed that “On February 2, 2005, MTS Medication Technologies, Inc. issued a press release announcing its results of operations for the fourth quarter and fiscal year ended December 31, 2004.” The Form 8-K should have referred to “the third quarter and nine months ended December 31, 2004.” In addition, Item 9.01 of Form 8-K provided a description of Exhibit 99.1 which referenced a press release issued by MTS Medication Technologies, Inc. regarding “Second Quarter Earnings.” The Form 8-K should have referred to “Third Quarter Earnings.” Except for these two typographical errors, this Form 8-K/A does not update, modify or amend any disclosure set forth in the Form 8-K.

Item  7.01   Regulation FD Disclosure

        Press Release of MTS Medication Technologies, Inc., dated February 2, 2005 related to Third Quarter Earnings (incorporated by reference as Exhibit 99.1 to the Current Report on Form 8-K filed on February 2, 2005 with the Securities and Exchange Commission).

Item 9.01   Financial Statements and Exhibits.

                     (c)      Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release of MTS Medication Technologies, Inc., dated February 2, 2005 related to Second Quarter Earnings.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: February 18, 2005	By:	/s/ Michael Branca
Michael Branca
Vice President and Chief Financial Officer